Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated June 2, 2020 relating to the financial statements, which appears in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-242283) of XPeng Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-242283) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China
August 26, 2020